As filed with the Securities and Exchange Commission on August 5, 1996.

                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          GOODY'S FAMILY CLOTHING, INC.
               (Exact name of issuer as specified in its charter)

                              Tennessee 62-0793974
                (State or other jurisdiction of (I.R.S. Employer
                                 Identification
                     incorporation or organization) Number)


                                400 Goody's Lane
                           Knoxville, Tennessee 37922


               (Address of principal executive offices) (Zip Code)

                          GOODY'S FAMILY CLOTHING INC.
             DISCOUNTED STOCK OPTION PLAN FOR DIRECTORS, AS AMENDED
                            (Full title of the Plan)

                     Regis Hebbeler, Esq. (General Counsel)
                        Goody's Family Clothing, Inc.
                               400 Goody's Lane
                          Knoxville, Tennessee 37922
                                (423) 966-2000
                     (Name, address and telephone number,
                  including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------
                                       Proposed      Proposed
       Title of                         Maximum      Maximum
      Securities           Amount      Offering     Aggregate      Amount of
   to be Registered        to be       Price Per     Offering    Registration
                       Registered(1)   Share(2)      Price(2)       Fee(3)
===============================================================================
Common Stock,             3,475 shares   $4.82     $16,749.50        $5.78
no par value
per share                96,525 shares $8.8125    $850,626.56      $293.32
                        -------                   -----------      -------
                        100,000 shares            $867,376.06      $299.10
                        =======                   ===========      =======
===============================================================================
(1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, with options for 3,475 shares having been granted at an exercise price of $4.82 per share and options for the remaining 96,525 shares on the basis of the average of the high and low sale prices of the Registrant's Common Stock as quoted on The Nasdaq National Market on July 31, 1996.

(3) The Registration Fee has been calculated pursuant to Rule 457 as follows:
3,475 multiplied by one twenty-ninth of one percent of $4.82 (the exercise price of such options) and 96,525 multiplied by one twenty-ninth of one percent of $8.8125, the average of the high and low sale prices of the Registrant's Common Stock as quoted on The Nasdaq National Market on July 31, 1996.

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Explanatory Note

    This Registration Statement on Form S-8, filed in connection with the issuance of additional shares of Common Stock of Goody's Family Clothing, Inc., a Tennessee corporation (the "Registrant"), under the Goody's Family Clothing, Inc. Discounted Stock Option Plan for Directors, as amended, constitutes a new registration statement. The contents of the Registration Statement on Form S-8, File No. 33-68520 (filed on September 8, 1993) are incorporated herein by reference.

Item 8.  Exhibits

    The following exhibits are filed as part of this registration statement:

    4.1 Goody's Family Clothing, Inc. Discounted Stock Option Plan for Directors, as amended.

    5.1     Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.

    15      Accountants' Awareness Letter.

    23.1    Consent of Deloitte & Touche LLP.

    23.2    Consent of Shereff, Friedman, Hoffman & Goodman, LLP (included in
            Exhibit 5.1).

    24 Power of Attorney (included in signature page to this registration statement).

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on this 2nd day of August, 1996.

                                      GOODY'S FAMILY CLOTHING, INC.


                                      By: /s/ Harry M. Call
                                          Harry M. Call
                                          President and Chief Operating
                                          Officer